Exhibit 99.1

The Bancorp, Inc. Reports First Quarter 2013 Financial Results

Wilmington, DE – April 24, 2013 – The Bancorp, Inc. ("Bancorp") (NASDAQ: TBBK), a financial holding company, today reported financial results for the first quarter of 2013.

Net income for the first quarter of 2013 increased to $7.4 million compared to $4.0 million in the first quarter of 2012, an increase of 86%.

Financial Highlights

•
 67% increase in diluted earnings per share to $0.20 for the first quarter of 2013 versus $0.12 for the first quarter of 2012.  The number of shares for diluted earnings per share increased to 37.8 million from 33.1 million in 2012.

•	23% increase in total quarterly revenues to $44.5 million compared to $36.2 million in first quarter 2012.

•	54% increase in quarterly non-interest income, primarily in prepaid card fees, to $18.9 million compared to $12.3 million in first quarter 2012, excluding security gains.

•	8% increase in quarterly net interest income to $22.7 million compared to $20.9 million in first quarter 2012.

•	At March 31, 2013 our portfolio of loans and securities had grown to $2.9 billion, an increase of $692 million, or 31% over March 31, 2012. Outstanding loans increased 14% over that period.

•
Average deposits for the first quarter, net of terminations, grew 40% and reflected growth in all major deposit categories.  After consideration of those terminations, our other deposits had grown 40% in the first quarter compared to the prior year first quarter. *

Betsy Z. Cohen, Bancorp’s Chief Executive Officer, said, “For the quarter ending March 31, 2013, Bancorp experienced increased operating earnings of $17.3 million, an increase of $4.5 million or 35% from the quarter ending March 31, 2012. This growth was propelled by increases both in net interest and non-interest income.  These drivers resulted in growth of 86% in net income, 67% in earnings per diluted share and an efficiency ratio of 59% (down from 66% a year ago).  Our leadership position in the prepaid card industry is the primary vector of growth.  However, asset growth within our targeted lending segments – Small Business Administration (SBA), security backed lines of credit and small fleet leasing – contributed disproportionately. Although total loans increased by 14%, SBA grew 179%, security backed lines of credit by 42% and small fleet leasing by 21%.  Despite the growth, the Company remains well capitalized, with book value per share increasing 10%, from $8.41 at March 31, 2012 to $9.27 at March 31, 2013.”

* First quarter deposits include seasonal deposits from tax refunds.

Financial Results

Bancorp reported net income available to common shareholders for the three months ended March 31, 2013 of $7.4 million, or diluted earnings per share of $0.20, based on 37,772,122 weighted average diluted shares outstanding, compared to net income available to common shareholders of $4.0 million, or diluted earnings per share of $0.12, based on 33,107,037 weighted average diluted shares outstanding, for the three months ended March 31, 2012.  Adjusted operating earnings, a non-GAAP measure, increased to $17.3 million for the three months ended March 31, 2013 compared to $12.9 million for the three months ended March 31, 2012.  The following is a reconciliation of net income available to common shareholders to adjusted operating earnings, a non-GAAP measure:

	Three months ended
	March 31,	March 31,
	2013	2012
	(in thousands)
Net income available to common shareholders	$7,406	$3,972
Income tax expense	4,431	2,227
Gains on sales of investment securities	(267)	-
Losses and write-downs on other real estate owned	251	1,451
Provision for loan and lease losses	5,500	5,220
Adjusted operating earnings (1)	$17,321	$12,870

(1)
As a supplement to GAAP, Bancorp has provided this non-GAAP performance result. The Bancorp believes that this non-GAAP financial measure is useful because it allows investors to assess its operating performance.  Management utilizes adjusted operating earnings to measure the combined impact of changes in net interest income, non-interest income and certain other expenses.  Other companies may calculate adjusted operating earnings differently.  Although this non-GAAP financial measure is intended to enhance investors’ understanding of Bancorp’s business and performance, it should not be considered, and is not intended to be, a substitute for net income calculated pursuant to GAAP.

Conference Call Webcast

You may access the LIVE webcast of Bancorp's Quarterly Earnings Conference Call at 8:30 AM EDT Thursday, April 25, 2013 by clicking on the webcast link on Bancorp's homepage at www.thebancorp.com. Or, you may dial 866.277.1184, access code 72650408.  You may listen to the replay of the webcast following the live call on Bancorp's investor relations website or telephonically until Thursday, May 2, 2013 by dialing 888.286.8010, access code 51978128.

About Bancorp

The Bancorp, Inc. is a financial holding company that operates The Bancorp Bank, an FDIC-insured commercial bank that delivers a full array of financial services both directly and through private-label affinity programs nationwide.  The Bancorp Bank’s regional community bank operations serve the needs of small and mid-size businesses and their principals in the Philadelphia-Wilmington region.

Forward Looking Statements

Statements in this earnings release regarding The Bancorp, Inc.’s business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. These statements may be identified by the use of forward-looking terminology, including but not limited to the words “may,” “believe,” “will,” “expect,” “look,” “anticipate,” “estimate,” “continue,” or similar words.  For further discussion of the risks and uncertainties to which these forward-looking statements may be subject, see The Bancorp, Inc.’s filings with the SEC, including the “Risk Factors” sections of The Bancorp Inc.’s filings. These risks and uncertainties could cause actual results to differ materially from those projected in the forward-looking statements. The forward-looking statements speak only as of the date of this presentation. The Bancorp, Inc. does not undertake to publicly revise or update forward-looking statements in this presentation to reflect events or circumstances that arise after the date of this presentation, except as may be required under applicable law.

The Bancorp, Inc. Contact
Andres Viroslav
215-861-7990
aviroslav@thebancorp.com

The Bancorp, Inc.
Financial highlights (unaudited)
	Three months ended		Year ended
	March 31,		December 31,
	2013	2012	2012
Condensed income statement	(dollars in thousands except per share data)

Net interest income	$22,684	$20,916	$85,444
Provision for loan and lease losses	5,500	5,220	22,438
Non-interest income
Gain on sales of investment securities	267	-	661
Other than temporary impairment of investment securities	(20)	-	(202)
Other non-interest income	18,885	12,290	49,138
Total non-interest income	19,132	12,290	49,597
Non-interest expense
Losses and write downs on other real estate owned	251	1,451	2,508
Other non-interest expense	24,228	20,336	85,677
Total non-interest expense	24,479	21,787	88,185
Income before income tax expense	11,837	6,199	24,418
Income tax expense	4,431	2,227	7,794
Net income available to common shareholders	$7,406	$3,972	$16,624

Basic earnings per share	$0.20	$0.12	$0.50

Diluted earnings per share	$0.20	$0.12	$0.50
Weighted average shares - basic	37,291,820	33,097,325	33,227,755
Weighted average shares - diluted	37,772,122	33,107,037	33,288,278

	March 31,	December 31,	September 30,	March 31,
	2013	2012	2012	2012
	(dollars in thousands)
Balance sheets
Assets:
Cash and cash equivalents
Cash and due from banks	$14,108	$19,982	$4,648	$142,123
Interest earning deposits at Federal Reserve Bank	1,102,217	948,111	540,010	1,663,664
Securities purchases under agreements to resell	22,831	-	-	-
Total cash and cash equivalents	1,139,156	968,093	544,658	1,805,787

Investment securities, available-for-sale, at fair value	898,011	718,065	634,894	481,553
Investment securities, held-to-maturity	45,179	45,179	22,707	17,971
Federal Home Loan Bank & Atlantic Central Bankers Bank stock	3,621	3,621	4,160	4,836
Loans held for sale, at fair value	28,402	11,341	7,970	-
Loans, net of deferred costs and fees	1,968,890	1,902,854	1,856,992	1,748,867
Allowance for loan and lease losses	(34,883)	(33,040)	(33,071)	(31,500)
Loans, net	1,934,007	1,869,814	1,823,921	1,717,367
Premises and equipment, net	10,965	10,368	9,802	8,514
Accrued interest receivable	11,521	9,857	10,061	9,032
Intangible assets, net	6,753	7,004	7,254	7,754
Other real estate owned	4,543	4,241	3,065	7,726
Deferred tax asset, net	23,055	22,789	19,708	20,804
Other assets	26,882	29,287	24,925	22,703
Total assets	$4,132,095	$3,699,659	$3,113,125	$4,104,047

Liabilities:
Deposits
Demand and interest checking	$3,197,039	$2,775,207	$2,300,025	$3,275,611
Savings and money market	495,001	517,098	459,725	468,183
Time deposits	12,602	12,582	12,606	20,637
Time deposits, $100,000 and over	8,343	8,334	8,819	9,447
Total deposits	3,712,985	3,313,221	2,781,175	3,773,878

Securities sold under agreements to repurchase	16,672	18,548	18,802	25,906
Accrued interest payable	95	103	100	129
Subordinated debenture	13,401	13,401	13,401	13,401
Other liabilities	42,866	17,709	10,662	12,500
Total liabilities	$3,786,019	$3,362,982	$2,824,140	$3,825,814

Shareholders' equity:
Common stock - authorized, 50,000,000 shares of $1.00 par value; 37,333,594 and 33,101,281 shares issued at March 31, 2013 and 2012, respectively	37,434	37,247	33,209	33,201
Treasury stock (100,000 shares)	(866)	(866)	(866)	(866)
Additional paid-in capital	285,009	282,708	243,954	242,661
Retained earnings (accumulated deficit)	14,753	7,347	2,110	(5,305)
Accumulated other comprehensive income, net	9,746	10,241	10,578	8,542
Total shareholders' equity	346,076	336,677	288,985	278,233

Total liabilities and shareholders' equity	$4,132,095	$3,699,659	$3,113,125	$4,104,047

Average balance sheet and net interest income
(dollars in thousands)	Three months ended March 31, 2013			Three months ended March 31, 2012
	Average		Average	Average		Average
Assets:	Balance	Interest	Rate	Balance	Interest	Rate
Interest-earning assets:
Loans net of unearned discount **	$1,928,786	$20,191	4.19%	$1,733,736	$18,823	4.34%
Leases - bank qualified*	14,393	200	5.56%	10,439	189	7.24%
Investment securities-taxable	682,676	3,487	2.04%	369,921	3,190	3.45%
Investment securities-nontaxable*	126,221	1,116	3.54%	96,384	1,066	4.42%
Interest earning deposits at Federal Reserve Bank	1,343,899	838	0.25%	1,698,456	1,053	0.25%
Federal funds sold/securities purchased under agreement to resell	20,380	24	0.47%	-	-	0.00%
Net interest earning assets	4,116,355	25,856	2.51%	3,908,936	24,321	2.49%

Allowance for loan and lease losses	(34,839)			(30,638)
Other assets	83,902			229,504
	$4,165,418			$4,107,802

Liabilities and Shareholders' Equity:
Deposits:
Demand and interest checking	$3,257,692	$1,866	0.23%	$3,292,648	$1,994	0.24%
Savings and money market	506,174	578	0.46%	457,855	631	0.55%
Time	20,919	54	1.03%	31,355	97	1.24%
Total deposits	3,784,785	2,498	0.26%	3,781,858	2,722	0.29%

Repurchase agreements	15,762	14	0.36%	28,259	27	0.38%
Subordinated debt	13,401	199	5.94%	13,401	217	6.48%
Total deposits and interest bearing liabilities	3,813,948	2,711	0.28%	3,823,518	2,966	0.31%

Other liabilities	11,344			10,598
Total liabilities	3,825,292			3,834,116

Shareholders' equity	340,126			273,686
	$4,165,418			$4,107,802
Net interest income on tax equivalent basis*		$23,145			$21,355

Tax equivalent adjustment		461			439

Net interest income		$22,684			$20,916
Net interest margin *			2.25%			2.19%

* Full taxable equivalent basis, using a 35% statutory tax rate.
** Includes loans held for sale.

Allowance for loan and lease losses:	Three months ended		Year ended
	March 31,	March 31,	December 31,
	2013	2012	2012
	(dollars in thousands)

Balance in the allowance for loan and lease losses at beginning of period	$33,040	$29,568	$29,568

Loans charged-off:
Commercial	2,073	2,448	9,508
Construction	1,608	702	11,318
Lease financing	-	86	87
Residential mortgage	-	-	-
Consumer	54	172	340
Total	3,735	3,408	21,253

Recoveries:
Commercial	35	36	2,093
Construction	-	1	96
Lease financing	-	-	13
Residential mortgage	-	83	85
Consumer	43	-	-
Total	78	120	2,287
Net charge-offs	3,657	3,288	18,966
Provision charged to operations	5,500	5,220	22,438

Balance in allowance for loan and lease losses at end of period	$34,883	$31,500	$33,040
Net charge-offs/average loans	0.19%	0.19%	1.04%

Loan portfolio:	March 31,	December 31,	September 30,	March 31,
	2013	2012	2012	2012
	(dollars in thousands)

Commercial	$477,690	$470,109	$453,444	$445,912
Commercial mortgage (1)	673,916	617,069	614,410	617,871
Construction	263,579	258,684	263,726	248,232
Total commercial loans	1,415,185	1,345,862	1,331,580	1,312,015
Direct lease financing	157,508	156,697	146,728	130,321
Residential mortgage	94,238	97,717	97,589	94,438
Consumer loans and others	296,370	296,915	276,427	208,584
	1,963,301	1,897,191	1,852,324	1,745,358
Unamortized loan costs and fees	5,589	5,663	4,668	3,509
Total loans, net of deferred loan costs and fees	$1,968,890	$1,902,854	$1,856,992	$1,748,867

Supplemental loan data:
Construction 1-4 family	$65,669	$60,343	$71,599	$85,461
Commercial construction, acquisition and development	197,910	198,341	192,127	162,771
	$263,579	$258,684	$263,726	$248,232
(1) At March 31, 2013 our owner-occupied loans amounted to $199 million, or 29.5% of commercial mortgages.

Capital Ratios

	Tier 1 capital	Tier 1 capital	Total capital
	to average assets	to risk-weighted assets	to risk-weighted assets
As of March 31, 2013
The Company	8.26%	15.52%	16.78%
The Bancorp Bank	6.36%	11.98%	13.24%
"Well capitalized" institution (under FDIC regulations)	5.00%	6.00%	10.00%

As of March 31, 2012
The Company	6.59%	14.94%	16.19%
The Bancorp Bank	5.41%	12.29%	13.54%
"Well capitalized" institution (under FDIC regulations)	5.00%	6.00%	10.00%

	Three months ended			Year ended
	March 31,		December 31,	December 31,
	2013	2012	2012	2012
Selected operating ratios:
Return on average assets	0.72%	0.39%	0.62%	0.48%
Return on average equity	8.83%	5.84%	7.04%	5.86%
Net interest margin	2.25%	2.19%	2.73%	2.58%
Efficiency ratio (1)	58.89%	65.61%	63.01%	65.53%
Book value per share	$9.27	$8.41	$9.06	$9.06

	March 31,	December 31,	September 30,	March 31,
	2013	2012	2012	2012
Asset quality ratios:
Nonperforming loans to total loans (2)	1.80%	1.56%	1.63%	1.42%
Nonperforming assets to total assets (2)	0.97%	0.92%	1.07%	0.79%
Allowance for loan and lease losses to total loans	1.77%	1.74%	1.78%	1.80%

Nonaccrual loans	$34,063	$25,190	$26,454	$20,929
Other real estate owned	4,543	4,241	3,065	7,726
Total nonperforming assets	$38,606	$29,431	$29,519	$28,655

Loans 90 days past due still accruing interest	$1,291	$4,435	$3,861	$3,914

(1) As a supplement to GAAP, Bancorp has provided this non-GAAP performance result. The Bancorp believes that this non-GAAP financial measure is useful because it allows investors to assess its operating performance. Management utilizes the efficiency ratio to measure overhead as a percentage of revenue. Other companies may calculate the efficiency ratio differently. Although this non-GAAP financial measure is intended to enhance investors’ understanding of Bancorp’s business and performance, it should not be considered, and is not intended to be, a substitute for net income calculated pursuant to GAAP.

	Three months ended			Year ended
	March 31,		December 31,	December 31,
	2013	2012	2012	2012
Reconciliation of the efficiency ratio, a non-GAAP measure:
Non-interest expense (a)	$24,479	$21,787	$23,461	$88,185
Net interest income	$22,684	$20,916	$22,086	$85,444
Non-interest income	19,132	12,290	15,625	49,597
Less: Gain on sale of securities	(267)	-	(554)	(661)
Add: Other than temporary impairment	20	-	76	202
Adjusted net interest and non-interest income (b)	$41,569	$33,206	$37,233	$134,582

(a) divided by (b)	58.89%	65.61%	63.01%	65.53%

(2) Nonperforming loan and asset ratios include nonaccrual loans and loans 90 days past due still accruing interest.